EXHIBIT 2
                               Daszkal Bolton LLP
                          Certified Public Accountants

March 29, 2002

Lucien Geldzahler
Travlang, Inc.
2 Hashiloach St.
Petach Tikva, Israel  49170

Dear Mr. Geldzahler:

This is to confirm that the client-auditor relationship between Travlang, Inc. (Commission File Number 0-14026) and Daszkal Bolton LLP has ceased.

Sincerely,

/s/ Patrick D. Heyn
---------------------
Patrick D. Heyn, CPA
Principal

CC:    Office of the Chief Accountant
       SECPS Letter File
       Securities and Exchange Commission
       Mail Stop 9-5
       450 Fifth Street, N.W.
       Washington, DC  20549